EXHIBIT 99.1

[REDENVELOPE LETTERHEAD]

RedEnvelope, Inc. Announces Appointment of Chief Financial Officer

SAN FRANCISCO, CA (March 18, 2008) — RedEnvelope, Inc. (NASDAQ: REDE) today announced the appointment of Philip E. Neri as its new Chief Financial Officer. Mr. Neri will replace William T. Gochnauer who has been serving as the Company’s Interim Chief Financial Officer since December 2006.

“We are very pleased to announce Phil’s appointment as our new Chief Financial Officer, “ said John Pound, RedEnvelope’s Chief Executive Officer. “Phil brings to his new position a great base of experience in the retail and consumer direct sectors, and a compelling record of leadership and accomplishment at RedEnvelope in the past two years. In his new role, he will play a significant part — as he has been already — in planning and executing our core strategy. I look forward to working with him in his new role.”

Mr. Pound added, “We are grateful to Bill for his guidance and service to RedEnvelope and we look forward to continuing to work with Bill as our advisor.”

Immediately prior to his appointment as Chief Financial Officer, Mr. Neri was the Vice President of Finance at the Company. Prior to that, he served as the Director of Finance of Restoration Hardware, Inc. and as acting Chief Financial Officer at Gump’s Corp., a high-end specialty retailer. Mr. Neri also spent six years at Williams Sonoma, Inc., first as a Senior Financial Analyst, then as Retail Planning Manager and later as Senior Finance Manager.

Mr. Neri will assume his new role as Chief Financial Officer of the Company effective immediately.

About RedEnvelope, Inc.

RedEnvelope, Inc. is a retailer dedicated to inspiring people to celebrate their relationships through giving. RedEnvelope offers an extensive collection of imaginative gifts through its webstore, www.RedEnvelope.com.

“RedEnvelope” is a registered trademark of RedEnvelope, Inc.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained in this press release include statements which may be preceded by the words “plan,” “will,” “expect,” “believe,” or similar words. Such statements are based upon current expectations and involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. Factors that could affect future performance include, but are not limited to: any failure to address the Company’s funding requirements and continue as a going concern; marketing, advertising and customer acquisition programs and related expenditures may not achieve desired results; cost-control measures may fail to yield satisfactory results; failure of the market to accept the Company’s new or existing products and competition relating to such products; planned and ongoing fulfillment center and system upgrades and enhancements could fail to achieve desired results or cost savings or could take longer or incur greater costs than anticipated to implement; difficulties encountered in, or increased costs of, fulfillment; economic conditions and changes in consumer spending levels; any significant disruption of the Company’s operations due to network or systems failures or disruptions, power outages, regulatory actions, natural disasters or attacks; difficulties encountered in predicting consumer preferences, managing inventory levels or gaining access to popular products; increased or more effective competition from other retailers; difficulties encountered in managing the Company’s growth; increased costs for, or delays or difficulties in the receipt of, merchandise ordered by the Company; seasonality of the retail business; increases in shipping, advertising or marketing costs; intellectual property or other claims that may have an adverse effect on the Company’s financial results product offerings or technology; difficulties encountered in properly staffing the Company’s operations or providing satisfactory customer service; changes in government or regulatory requirements affecting e-commerce that may restrict, or increase the cost of, the Company’s operations; the delisting of the Company’s common stock from the Nasdaq Global Market and other risk factors described in detail in our Report on Form 10-K for the fiscal year ended April 1, 2007 and Quarterly Report on Form 10-Q for the period ended December 30, 2007, including, without limitation, those discussed under the caption, “Risk Factors,”

which documents are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. These forward-looking statements are made only as of the date of this press release, and RedEnvelope undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The lack of any update or revision is not intended to imply continued affirmation of forward-looking statements contained herein.

Investor	Andrew Greenebaum/Christine Lumpkins
Contact:	ICR, Inc.
agreenebaum@icrinc.com; clumpkins@icrinc.com
(310) 954-1100